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                                                                    EXHIBIT 23.1

                  CONSENT OF FELDMAN FINANCIAL ADVISORS, INC.

    We hereby consent to the inclusion of our opinion letter to the Board of Directors of Big Sky Bancorp, Inc. (the "Company") as Appendix D in the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Sterling Financial Corporation contained in the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          FELDMAN FINANCIAL ADVISORS, INC.
                                          /s/ Feldman Financial Advisors, Inc.

June 23, 1998